Exhibit 99.2

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

TWO INVESTMENT CONFERENCES IN MAY

RALEIGH, NC, May 6, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at two investment conferences during May 2014. Information regarding these conferences is provided below:

Bank of America Merrill Lynch 2014 Health Care Conference
Las Vegas, NV	Tuesday, May 13	10:40 a.m. / 1:40 p.m. (ET)

UBS Global Healthcare Conference
New York, NY	Monday, May 19	10:00 a.m.

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available at the same location.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and commercialize them through the Company’s 500-member specialty sales force.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our filings with the SEC.

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